Exhibit 3

Amended through June 30, 2000

                              SBC COMMUNICATIONS INC.

       Incorporated under the Laws of the State of Delaware, October 5, 1983

                                    Bylaws

                                  Article I

                                Stockholders

Section 1.     Annual Meeting

     An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year.

Section 2.     Special Meeting

     Special meetings of the stockholders may be called at any time, either by the Board of Directors or by the Chairman of the Board, and the Chairman of the Board shall call a special meeting whenever requested in writing to do so by stockholders representing two-thirds of the shares of the corporation, then outstanding, and entitled to vote at such meeting. This request must specify the time, place and object of the proposed meeting. Only such business as is specified in the notice may be conducted at a special meeting of the stockholders.

Section 3.     Notice of Meetings

          Written notice of all meetings of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten
          (10) nor more than sixty (60) days before the date on which the meeting is to be held. The notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

               When a meeting is adjourned to another place, date, or time, written notice need not be given of the meeting when reconvened, if the place, date, and time thereof are announced at the meeting at which the adjournment is taken. If the date of the meeting to be reconvened is more than thirty (30) days after the date for which notice of the meeting was originally given or if a new record date is fixed for the meeting, written notice of the place, date and time of the meeting to be reconvened shall be given in conformity herewith. At any reconvened meeting, any business may be transacted that might have been transacted at the original meeting.

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Section 4.     Quorum

               At any meeting of the stockholders, the holders of forty percent (40%) of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

               If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5.     Organization

               The Chairman of the Board, or a Director or officer as the Chairman of the Board may designate, shall act as chairman of the stockholders' meeting. The chairman of the meeting shall designate an officer to act as a secretary for the meeting in the absence of the corporation's Secretary.

Section 6.     Proxies and Voting

               At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy.

               Each holder of common stock shall have one vote for every share of stock that is registered in the stockholder's name on the record date for the meeting.

               All voting may be by a voice vote, provided that upon demand of a stockholder entitled to vote in person or by proxy, a recorded vote of all shares of stock at the meeting shall be taken.

               Directors shall be elected by a plurality of the votes cast. All other matters shall be determined by a majority of the votes cast, unless a greater number is required by law or the Certificate of Incorporation for the action proposed.

Section 7.     Nomination of Directors

               Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors or any duly authorized committee thereof or (b) by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting. In addition to any other applicable requirements, a nomination made by a stockholder shall be pursuant to timely notice in proper written form to the Secretary of the Corporation.

               To be timely, a stockholder's notice to the Secretary must be received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred thirty (130) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as Director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, and (iii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of Directors pursuant to
          Section 14 of the Securities Exchange Act of 1934, as amended. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

               No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 7. If the Chairman determines that a nomination was not made in accordance with the foregoing procedure, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 8.     Conduct of Annual Meeting

               No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by a stockholder as of the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

               To be timely, a stockholder's notice to the Secretary must be received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred thirty (130) days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

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               To be  in  proper  written  form,  stockholder's  notice  to  the
          Secretary must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record of such stockholder, and (iv) any material interest of the stockholder in such business.

               No business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 8; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. If the Chairman determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted.



                                          Article II

                                      Board of Directors

Section 1.     Number and Terms of Office

               The business and affairs of the corporation shall be under the direction of a Board of Directors.

               The number of Directors shall be not more than twenty-five (25), as determined by a majority vote of the total number of Directors then serving in office, provided, however, that such maximum number of Directors may be reduced (but not thereafter raised) to a maximum number of not less than twenty-one (21) Directors by a majority vote of the total number of Directors then serving in office.

               Directors shall be divided into three classes designated as Group A, Group B, and Group C. The three classes of Directors shall each consist of an equal number of Directors or a number of Directors as nearly equal as possible. When the total number of Directors is divided by three and one remains, the Director remaining shall be assigned to Group A. When the total number of Directors is divided by three and two remain, they shall be assigned one to Group A and one to Group B. The number of Directors in any one class may not exceed the number of Directors in any other class by more than one, except as may result from the phasing-in of a decrease in Directors under Section 2 of this Article II.

               The Board of Directors appointed by the incorporators shall serve until the first stockholders' meeting. At the first meeting of stockholders after organization of the corporation, Directors to serve in Group A shall be elected to a term of one year; Directors to serve in Group B shall be elected to a term of two years; and Directors to serve in Group C shall be elected to a full term of three years. Thereafter, at each annual meeting of the stockholders, Directors shall be elected to a full term of three years to succeed those in the Director group whose terms expire at that annual meeting.

Section 2.     Increases and Decreases in Directors

               The Board of Directors may increase or decrease the number of Directors, subject to the maximum limits provided in Section 1 of this
          Article II, by a vote of a majority of the total number of Directors. Any vacancies created by an increase in the number of Directors shall be filled as provided in Section 3 of this Article II and be distributed among the Director groups in accordance with Section 1 of this Article II. Any decrease in the authorized number of Directors shall be phased in by reducing the number of Directors in the first Director group whose terms expire subsequent to the decrease to the number required to be in that group by Section 1 of this Article II at the end of the phasing-in period, and by similarly reducing the number of Directors in the other Director groups upon expiration of their terms, so that when the terms of Directors in all three Director groups have successively expired subsequent to the decrease, each Director group shall have the distribution of Directors required by
          Section 1 of this Article II of these Bylaws.

Section 3.     Vacancies

               If the position of any Director is or becomes vacant, a majority of the Directors then remaining in office may appoint a successor to serve until the next annual election of the class in which such Director served.

Section 4.     Regular Meetings

               Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors. A notice of each regular meeting shall not be required.

Section 5.     Special Meetings

               Special meetings of the Board of Directors may be called by one-third of the Directors or by the Chairman of the Board and shall be held at such place, on such date, and at such time as the Directors calling the meeting or the Chairman of the Board shall fix. Notice of a special meeting shall be given to each Director in any of the following ways: in person, by telephone or by delivery of a written notice or facsimile communication to the Director's business or residence. Notice given in writing or by facsimile communication to the Director's business or residence must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person.

Section 6.     Quorum

               At any meeting of the Board of Directors, a majority of the total number of the Directors shall constitute a quorum.

Section 7.     Committees of the Board of Directors

               The  corporation  elects  to be  governed  by the  provisions  of
          Section 141(c)(2) of the General Corporation Law of the State of Delaware, as amended effective July 1, 1996. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified members at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors as permitted by law. In the absence or disqualification of any member of any committee and any alternate member designated to replace such member, the members of the committee present at the meeting and not disqualified from voting may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Meetings of a committee may be set by the committee or may be called by one-third of the Directors then serving on the committee, the chairman of the committee, or the Chairman of the Board and shall be held at such place, on such date, and at such time as the person or persons calling the meeting shall fix. Notice of a committee meeting shall be given to a Director in any of the following ways: in person, by telephone or by delivery of a written notice or facsimile communication to the Director's business or residence. Notice given in writing or by facsimile communication to the Director's business or residence must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person. No notice is required if a committee meeting is set by the committee.

               If not otherwise fixed by the Board of Directors, the number of members making up a committee shall equal the number of Directors then serving on the committee from time to time. At any meeting of a committee, a majority of the number of Directors then serving on the committee shall constitute a quorum.

               Each committee may determine procedural rules for the conduct of its meetings and business, and shall act in accordance therewith, unless otherwise provided by the Board of Directors in the resolution establishing the committee.

                                         Article III

                                    Officers of the Company

Section 1.     Generally

               The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Vice President-Chief Financial Officer appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents as the Board of Directors may desire. Officers shall be appointed by the Board of Directors at its first meeting after every annual meeting of stockholders. Each officer or agent appointed by the Board of Directors shall hold office until a successor is elected and qualified or until such person's earlier resignation or removal. Any number of offices may be held by the same person.

Section 2.     Duties of the Chairman of the Board

               The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

               Unless otherwise directed by the Board of Directors, the Chairman of the Board, or such other officer or agent as the Chairman of the Board may designate, shall have authority to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders, or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers that this corporation may possess by reason of its ownership of securities in any other corporation.

Section 3.     Duties of the President

               The President shall perform the duties as usually pertain to the office and such other duties as may from time to time be assigned.

Section 4.     Duties of Vice Presidents

               Each Vice President shall perform the duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned.

Section 5.     Duties of Secretary and Assistant Secretaries

                    The Secretary  shall make a record of the proceedings of all meetings of the stockholders, Board of Directors and any committee of Directors, in books to be kept for that purpose. The Secretary shall also give and publish all necessary notices of all meetings, have custody of the corporate seal and affix it when authorized, and preserve and keep all general contracts, papers and documents. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned.

               Each Assistant Secretary shall perform such duties of the Secretary as may from time to time be assigned.

Section 6.     Duties of Treasurer and Assistant Treasurers

                    The  Treasurer  shall have charge of all  monies,  funds and securities which may come into the Treasurer's possession, maintain deposits of the corporation's monies and funds in such depositories as the Board of Directors, the Chairman of the Board or the President shall approve, make disbursements of such monies and funds under direction of the Board of Directors, the Chairman of the Board, or the President, keep an account of all receipts and disbursements, and make such reports as may be required. The Treasurer shall also maintain a record of the outstanding shares of stock in the corporation, a stock transfer record and a list of the stockholders of the corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned.

               Each Assistant Treasurer shall perform such duties of the Treasurer as may from time to time be assigned.

Section 7.     Duties of the Vice President-Chief Financial Officer

               The Vice President-Chief Financial Officer shall be the principal officer in charge of the accounts of the corporation and shall perform all duties incident to the office of Vice President-Chief Financial Officer and such other duties as from time to time may be assigned.

Section 8.     Delegation of Authority

               The Board of Directors may from time to time assign or delegate the powers, authorities or duties of the Chairman of the Board, the President or any officer or agent to any other officers or agents, notwithstanding any provision hereof.



                                          Article IV

                                        Indemnification

               The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that such person is or was a Director, officer or employee of the corporation, or, while such person is or was a Director, officer or employee of the corporation, such person is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

               The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.


                                           Article V

                                             Stock

Section 1.     Stock Certificates; Uncertificated Shares

               The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.     Transfers of Stock

          Transfers of stock shall be made only on the stock transfer record of the corporation and upon surrender of the certificate previously issued therefor which is outstanding and not canceled, except in the case of uncertificated shares.

Section 3.     Transfer on Death Directions

          At the request of a stockholder residing in a state that permits transfer on death directions by law, the Treasurer shall record on the stockholder's certificate, or, in the case of uncertificated shares, upon the account statements evidencing the shares, a direction to transfer the stockholder's interest in the corporation to a person designated by the stockholder on death of the stockholder. The Treasurer shall execute such direction upon proof of death of the stockholder, surrender of the outstanding certificate with the direction written thereon, and under such regulations as may be prescribed by the Treasurer.

                                          Article VI

                                     Business Combinations

Section 1.     Vote Required for Certain Business Combinations

A. In addition to any vote of stockholders required by law or these Bylaws, and except as otherwise expressly provided in Section 2 of this
     Article VI, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 662/3 percent of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B.      The term "Business Combination" shall mean:

          i.   Any merger or  consolidation  of the  corporation or any
               subsidiary  (as   hereinafter   defined)  with  (a)  any
               Interested   Stockholder  (as   hereinafter  defined) or (b) any
               other corporation which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          ii. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in either one or in a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

          iii. The issuance or transfer by the corporation or any subsidiary (in either one or in a series of transactions) of any securities of the corporation or any subsidiary to any
               Interested  Stockholder  or  any   Affiliate  of any  Interested
               Stockholder  for cash,  securities  or other   property (or a
               combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

          iv. The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          v.   Any  reclassification  of securities  (including  any reverse
               stock  split),  or  recapitalization   of  the  corporation,   or
               any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

Section 2.     Exceptions to Vote Required by Section 1

          The provisions of Section 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Bylaws, if:

A. The Business Combination is approved by a majority of the Continuing Directors (as hereinafter defined); or

B.      All of the following conditions are met:

          i. The aggregate amount of the cash and the Fair Market Value of any consideration other than cash as of the date of the consummation of the Business Combination to be received per share by holders of common stock in such Business Combination or by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest amount determined under sub-clauses (a), (b), and (c) below:

               a.   The highest per share price  (including any brokerage
                    commissions,     transfer  taxes  and  soliciting  dealers'
                    fees)  paid  by the  Interested     Stockholder  for any
                    shares of common stock acquired by it (1) within the two-year period immediately prior to the first public
                    announcement of the     proposal of the Business
                    Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               b. The Fair Market Value per share of common stock on the day after the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher; and

               c. The price per share equal to the Fair Market Value per share of common stock determined pursuant to paragraph B(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock it acquired within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock; and

          ii. The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used by the Interested Stockholder to acquire the largest number of shares of such class of Voting Stock previously acquired by it; and

        iii. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
               Combination:

               a. Except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; and

               b. There shall have been (1) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

               c. Such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder; and

          iv. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination, whether or not such proxy or information statement is required pursuant thereto.

Section 3.     Definitions

        For the purposes of this Article VI:

A.      A "person" shall mean any individual, firm, corporation or other entity.

B. "Interested Stockholder" shall mean any person (other than the corporation or any subsidiary (as hereinafter defined) and other than any profit sharing, thrift, employee stock ownership, retirement or other employee benefit plan of the corporation or any subsidiary of any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

          i. Is the beneficial owner (as hereinafter defined), directly or indirectly, of more than 10 percent (10%) of any shares of the Voting Stock of the corporation; or

          ii. Is an Affiliate (as hereinafter defined) of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent (10%) or more of any shares of the Voting Stock of the corporation; or

          iii. Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C.        A person shall be deemed a "beneficial owner" of any shares of Voting
          Stock:

          i. Which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          ii.  Which such person or any of its  Affiliates or Associates  has
               (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          iii. Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

D. "Affiliate" or "Associate" shall have the same meanings set forth for such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

E. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

F. "Continuing Director" means any member of the Board of Directors of the corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

G. "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the majority of the Continuing Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

H. In the event of any Business Combination in which the corporation survives, the phrase "any consideration other than cash" as used in paragraph B(i) of Section 2 of this Article VI shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4.     Certain Determinations

     The Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; and
(d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

Section 5.     No Effect on Fiduciary Obligations of Interested Stockholders

     Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation otherwise imposed by law.

                                         Article VII

                                         Miscellaneous

Section 1.     Facsimile Signatures

     In addition to the provision for the use of facsimile signatures on stock certificates as provided in Section 1 of Article V, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

Section 2.     Corporate Seal

     The Board of Directors shall provide a suitable seal for the corporation that contains the name of the corporation and the state of incorporation, which seal shall be kept by the Secretary.

Section 3.     Fiscal Year

     The fiscal year of the corporation shall be identical with the calendar year unless otherwise established by the Board of Directors.

Section 4.     Time Periods

     In applying any provision of these Bylaws which requires that an act be done or not be done in a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used. The day of the doing of the act shall be excluded and the day of the event shall be included.


                                         Article VIII

                                          Amendments

     These Bylaws may be amended or repealed in accordance with the Certificate of Incorporation by the Board of Directors at any meeting or by the stockholders at any meeting.